Exhibit 99.1

News Release

Company Contacts:
Michael Shahbazian, VP and Interim Chief Financial Officer	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: michael.shahbazian@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Fiscal Quarter 2011 Results

SAN JOSE, Calif. – November 3, 2011 - PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its third fiscal quarter ended September 30, 2011.

Total revenues for the third fiscal quarter of 2011 totaled $16.9 million, down 2% from $17.2 million for the second fiscal quarter of 2011 and up 14% when compared with total revenues of $14.8 million for the third fiscal quarter of 2010. Gainshare performance incentives revenues totaled $3.0 million, down 29% from $4.2 million for the second fiscal quarter of 2011 and down 30% when compared with gainshare performance incentives revenues of $4.3 million for the third fiscal quarter of 2010.

Net income for the third fiscal quarter of 2011 was $626,000, or $0.02 per basic and diluted share, compared to net loss of $(101,000), or $(0.00) per basic and diluted share, in the second fiscal quarter of 2011 and net loss of $(84,000), or $(0.00) per basic and diluted share, in the third  fiscal quarter of 2010.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the third fiscal quarter of 2011 totaled $2.0 million, or $0.07 per diluted share, compared with a non-GAAP net income of $1.5 million, or $0.05 per diluted share, for the second fiscal quarter of 2011, and the non-GAAP net income of $1.9 million, or $0.07 per diluted share, for the third fiscal quarter of 2010.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3.00 p.m. Pacific Time/6.00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

PDF Solutions® Reports Third Fiscal Quarter 2011 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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PDF Solutions® Reports Third Fiscal Quarter 2011 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30, 2011(*)	December 31, 2010 (*)

ASSETS
Current assets:
Cash and cash equivalents	$44,187	$38,154
Accounts receivable, net	21,588	23,442
Prepaid expenses and other current assets	3,587	3,185
Total current assets	69,362	64,781
Non-current investments	784	718
Property and equipment, net	798	797
Intangible assets, net	747	1,369
Other non-current assets	615	727
Total assets	$72,306	$68,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$923	$1,080
Accrued compensation and related benefits	4,181	3,964
Accrued and other current liabilities	3,295	2,636
Deferred revenues	2,636	3,021
Billings in excess of recognized revenues	2,590	1,802
Current portion of debt obligation	28	108
Total current liabilities	13,653	12,611
Long-term income taxes payable	3,504	3,690
Other non-current liabilities	822	1,259
Total liabilities	17,979	17,560

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	207,581	200,866
Treasury stock, at cost	(22,344)	(19,298)
Accumulated deficit	(130,902)	(130,669)
Accumulated other comprehensive loss	(12)	(71)
Total stockholders’ equity	54,327	50,832
Total liabilities and stockholders’ equity	$72,306	$68,392

(*)  In the third quarter 2011, the Company identified out-of-period errors relating to research and development tax credits and grants to its French subsidiary that impacted the fourth quarter of 2009 and first and second quarters of 2011. The Company concludes that these errors, combined with the errors previously identified and disclosed in its Form 10-Q for the second quarter of 2011, continued to be immaterial to any prior period financial statements. Although the effect of these errors was not material to any previously issued financial statements, the cumulative effect of correcting the identified errors in the current year to date would have been material for the fiscal year 2011 financial statements. Therefore, the Company further revised its prior year financial statements to include the correction for these additional out-of-period adjustments.

The aggregate impact by quarter was to increase net loss by $181,000 for the three months ended March 31, 2011 and increase net loss by $44,000 for the three months ended June 30, 2011. The aggregate impact for fiscal year 2011 as of September 30, 2011 was to increase net loss by $225,000.

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PDF Solutions® Reports Third Fiscal Quarter 2011 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010 (*)	2011 (*)	2010 (*)

Revenues:
Design-to-silicon-yield solutions	$13,903	$10,498	$37,473	$31,729
Gainshare performance incentives	3,036	4,330	11,643	13,703
Total revenues	16,939	14,828	49,116	45,432

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	7,650	6,427	21,350	19,894
Amortization of acquired technology	156	360	468	1,079
Total cost of design-to-silicon-yield solutions	7,806	6,787	21,818	20,973
Gross profit	9,133	8,041	27,298	24,459

Operating expenses:
Research and development	3,366	3,699	10,912	10,958
Selling, general and administrative	4,158	3,389	14,239	12,521
Amortization of other acquired intangible assets	51	70	153	238
Restructuring charges	4	303	(129)	271
Total operating expenses	7,579	7,461	25,175	23,988

Income from operations	1,554	580	2,123	471
Interest and other income (expense), net	201	(636)	(209)	30
Income (loss) before income taxes	1,755	(56)	1,914	501
Income tax provision	1,129	28	2,147	804
Net income (loss)	$626	$(84)	$(233)	$(303)

Net income (loss) per share:
Basic	$0.02	$(0.00)	$(0.01)	$(0.01)
Diluted	$0.02	$(0.00)	$(0.01)	$(0.01)

Weighted average common shares:
Basic	28,124	27,413	28,015	27,154
Diluted	28,348	27,413	28,015	27,154

(*)  Includes revisions to correct previously reported amounts.

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PDF Solutions® Reports Third Fiscal Quarter 2011 Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
 (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010 (*)	2011 (*)	2010 (*)

GAAP net income (loss)	$626	$(84)	$(233)	$(303)
Stock-based compensation expense	1,193	1,244	3,787	4,191
Amortization of acquired technology	156	360	468	1,079
Amortization of other acquired intangible assets	51	70	153	238
Restructuring charges	4	303	(129)	271
Non-GAAP net income	$2,030	$1,893	$4,046	$5,476

GAAP net income (loss) per diluted share	$0.02	$(0.00)	$(0.01)	$(0.01)
Non-GAAP net income per diluted share	$0.07	$0.07	$0.14	$0.20
Shares used in computing non-GAAP net income per diluted share	28,348	28,170	28,402	27,908

(*) Includes revisions to correct previously reported amounts.

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